EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-25787) of LTC Properties, Inc.,

(2) Registration Statement (Form S-3 No. 333-106555) of LTC Properties, Inc.,

(3) Registration Statement (Form S-3 No. 333-113847) of LTC Properties, Inc.,

(4) Registration Statement (Form S-3 No. 333-115991 of LTC Properties, Inc.,

(5) Registration Statement (Form S-3 No. 130834) of LTC Properties, Inc.,

(6) Registration Statement (Form S-8 No. 33-85252) pertaining to the 1992 Stock Option Plan, as amended, of LTC Properties, Inc.,

(7) Registration Statement (Form S-8 No. 333-115855) pertaining to the 1998 Equity Participation Plan of LTC Properties, Inc.,

(8) Registration Statement (Form S-8 No. 333-115856) pertaining to the 2004 Stock Option Plan of LTC Properties, Inc., and

(9) Registration Statement (Form S-8 No. 333-115857) pertaining to the 2004 Restricted Stock Plan of LTC Properties, Inc.;

of our reports dated February 21, 2007, with respect to the consolidated financial statements and schedules of LTC Properties, Inc., LTC Properties, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of LTC Properties, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Los Angeles, California
February 21, 2007